Exhibit 99.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.45 to Registration Statement No. 2-62329 on Form N-1A of our reports dated November 25, 2009, relating to the financial statements and financial highlights of BlackRock Bond Fund, Inc., including BlackRock Total Return Fund and BlackRock High Income Fund, appearing in the respective Annual Reports on Form N-CSR for the year ended September 30, 2009 and of our report dated on November 25, 2009 relating to the financial statements and financial highlights of Master Total Return Portfolio of Master Bond LLC appearing in the Annual Report on Form N-CSR of BlackRock Total Return Fund for the year ended September 30, 2009. We also consent to the references to us under the heading “Financial Highlights” in each of the Prospectuses and under the heading “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

January 27, 2010